PERFORMANCE UNDERTAKING

This PERFORMANCE UNDERTAKING, dated as of December 28, 2018 (this “Undertaking”), is made by CACI INTERNATIONAL INC, a Delaware corporation (the “Performance Guarantor”), in favor of MUFG BANK, LTD. (“MUFG”), as Administrative Agent (as defined below) for the benefit of itself and the Purchasers (as defined below).

WITNESSETH

WHEREAS, CACI, Inc. – Federal and certain of its Subsidiaries (each, a “Seller” and collectively, the “Sellers”), MUFG, as administrative agent (the “Administrative Agent”) and certain purchasers identified therein (the “Purchasers”) have entered into that certain Master Accounts Receivable Purchase Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”), pursuant to which the Administrative Agent (on behalf of the Purchasers) will purchase, Receivables and Related Assets from the Sellers; and

WHEREAS, it is a condition precedent for the parties to enter into the Agreement that the Performance Guarantor execute and deliver this Undertaking.

NOW THEREFORE, in consideration of the foregoing and in order to induce the Administrative Agent and the Purchasers to enter into the Agreement, the Performance Guarantor agrees as follows:

1.Performance Undertaking.  For value received by it and Sellers, the Performance Guarantor hereby absolutely, unconditionally and irrevocably assures and undertakes (as primary obligor and not merely as surety) for the benefit of the Administrative Agent (for itself and on behalf of the Purchasers), the due and punctual performance and observance by each Seller and the Seller Representative (and, in each case, any of its successors and assigns) of all their covenants, agreements, undertakings, indemnities and other obligations or liabilities, whether monetary or non-monetary (including all of each Seller’s payment, repurchase, indemnity or similar obligations), under the Agreement and each other Purchase Document (and regardless of the capacity of such Person in which incurred under such documents) (collectively, the “Guaranteed Obligations”).

2.Expense Undertaking.  The Performance Guarantor absolutely, unconditionally and irrevocably agrees to pay promptly on demand all costs and expenses of the Administrative Agent, if any (including, without limitation, reasonable counsel fees and out of pocket expenses) in connection with enforcement (whether through negotiation, legal proceedings or otherwise) of its rights under this Undertaking or any other Purchase Document (the “Expense Obligations”).

3.Obligations Absolute.  The Performance Guarantor agrees to pay the Guaranteed Obligations and Expense Obligations, regardless of any applicable law now or hereafter in effect in any jurisdiction affecting any terms of any Purchase Document or the rights of the Administrative Agent with respect thereto, and notwithstanding a discharge in bankruptcy of all or any part of any Seller’s obligations under the Purchase Documents. The liability of the Performance Guarantor hereunder shall be an absolute and primary obligation of payment and the Administrative Agent shall not be required to first (a) proceed against the Sellers; (b) proceed against or exhaust any security held from the Sellers; or (c) pursue any other remedies it may have, including remedies against other guarantors.

4.Waivers. The Performance Guarantor unconditionally and irrevocably waives promptness, diligence, notice of acceptance hereof, and all other notices and demands of any kind to which the Performance Guarantor may be entitled as a guarantor, including, without limitation, demands of payment and notices of nonpayment, default, protest and dishonor to any Seller. The Performance Guarantor further hereby waives notice of, consents to, and irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the following: (a) any agreement or arrangement for payment, extension or subordination, of the whole or any part of any Seller’s obligations under the Purchase Documents, (b) the modification, amendment, waiver or consent to departure of any of the terms of the Purchase Documents, including, without limitation, in the time, place or manner of payment or any increase in the Guaranteed Obligations, (c) the forbearance by the Administrative Agent in the exercise of any rights against any Seller, (d) the change in location or release of any collateral of any Seller (if any) or the taking of a security interest in any additional or substituted collateral of any Seller (if any), (e) any lack of validity or enforceability of any Purchase Document or any agreement or instrument relating thereto (including, for the avoidance of doubt, as against any Seller), (f) any defense arising by reason of any claim or defense based upon an election of remedies by the Administrative Agent that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Performance Guarantor or other rights of the Performance Guarantor to proceed against any Seller, (g) any defense based on the right of set-off or counterclaim against or in respect of the obligations owed by any Seller under the Purchase Documents, or (h) any other circumstance (including, without limitation, (i) any statute of limitations, (ii) any law governing usury or insolvency and (iii) any other law providing any Seller with a defense from non-payment) or any existence of or reliance on any representation by the Administrative Agent that might otherwise constitute a defense available to, or a discharge of any Seller or any other guarantor or surety.  The only defense the Performance Guarantor shall have under this Undertaking is the payment and performance in full of the Guaranteed Obligations and Expense Obligations.

5.Reinstatement. This Undertaking will continue to be effective or will be reinstated, as the case may be, if at any time any payment made to the Administrative Agent is rescinded or must be returned upon the occurrence of any bankruptcy proceeding of any Seller as if such payment had not been made.

6.Continuing Guaranty.  This Undertaking is a continuing guaranty and shall continue in full force and effect until terminated pursuant to this Section 6. This Undertaking shall automatically terminate upon the termination of the Commitments and the payment and performance in full of the Guaranteed Obligations and Expense Obligations (whether by any Seller or otherwise), other than contingent indemnification obligations with respect to which no claim has been made; provided, that any such termination shall be subject to the reinstatement provisions set forth in Section 5 of this Undertaking.

7.Subrogation and Other Rights.  The Performance Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any Seller that arise from the existence, payment, performance or enforcement of this Undertaking, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent against any Seller whether or not such claim, remedy or right arises in equity or under contract, statute or common law, unless and until all of the Guaranteed Obligations and Expense Obligations shall have been paid in full in cash and the Commitments have been terminated. If any amount shall be paid to the Performance Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Guaranteed Obligations and Expense Obligations and the termination of the Commitments, such amount shall be received and held in trust for the benefit of the Administrative Agent, and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and Expense Obligations, as applicable, and all other amounts payable under this Undertaking.

8.Governing Law.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PERFORMANCE GUARANTOR AND THE ADMINISTRATIVE AGENT HEREBY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED HEREON. Any assignee of the Administrative Agent permitted by the Agreement and all subsequent assignees permitted by the Agreement shall have all of the rights of the Administrative Agent hereunder and may enforce this Undertaking with the same force and effect as if such Guaranty were given to such assignee in the first instance. The invalidity, illegality or unenforceability of any provision of this Undertaking shall not affect the validity, legality or enforceability of any of its other provisions. LEGAL RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. This Undertaking shall be binding on the Performance Guarantor and its successors and assigns.

9.Jurisdiction.  THE PERFORMANCE GUARANTOR AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL DISTRICT COURT FOR THE STATE OF NEW YORK IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS UNDERTAKING OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE PERFORMANCE GUARANTOR AND THE ADMINISTRATIVE AGENT WAIVE ANY OBJECTIONS BASED UPON VENUE OR “FORUM NON CONVENIENS” IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING. THE PERFORMANCE GUARANTOR CONSENTS THAT PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE SERVED UPON IT BY REGISTERED MAIL DIRECTED TO UNDERSIGNED AT ITS ADDRESS SET FORTH BELOW.

10.Covenants.  The Performance Guarantor covenants and agrees that it will, unless this Undertaking shall have terminated in accordance with Section 6 hereof:

(a)comply, and cause each Seller to comply, with all applicable laws, rules, regulations and orders, except to the extent any non-compliance would not reasonably be expected to have a Material Adverse Effect;

(b)at all times maintain its fundamental business and preserve and keep in full force and effect its corporate existence and all material rights, franchises and licenses necessary or desirable in the normal conduct of its business, in each case as applicable, except a Permitted Transaction and except if, in the reasonable business judgment of Performance Guarantor, it is in the business interest of the Performance Guarantor not to preserve and maintain such rights (charter and statutory), franchises and licenses, and such failure to preserve the same would not reasonably be expected to have a Material Adverse Effect.  As used herein, “Permitted Transaction” means, in the case of any consolidation or merger involving the Performance Guarantor, either (i) the Performance Guarantor is the surviving entity or (ii) the Person surviving or resulting from such consolidation or merger shall have assumed the obligations of the Performance Guarantor hereunder in an agreement or instrument reasonably satisfactory in form and substance to the Administrative Agent and such surviving corporation shall have delivered, for the benefit of Administrative Agent, such other documents as may reasonably be requested, including, without limitation, information in respect of “know your customer” and similar requirements, an incumbency certificate and an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Administrative Agent, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

(c)keep in all material respects, proper books of record and account in accordance with GAAP.

11.Taxes.

(a)All payments to be made by the Performance Guarantor under this Undertaking shall be made free and clear of and without deduction for or on account of all Taxes, except to the extent required by applicable law.  All Taxes required to be deducted or withheld from any amounts paid or payable by the Performance Guarantor under this Undertaking, if any, shall be paid by the Performance Guarantor to the applicable Governmental Authority within the time allowed under the relevant law.  In addition, if any Taxes or amounts in respect of Taxes must be deducted from any amounts payable by the Performance Guarantor under this Undertaking and such Tax is an Indemnified Tax, the Performance Guarantor shall pay such additional amounts as may be necessary to ensure that the Administrative Agent and the Purchasers receive a net amount equal to the full amount which the Administrative Agent and the Purchasers would have received had payment not been made subject to deduction of Tax by the Performance Guarantor.  Within thirty (30) days of each payment to the relevant Governmental Authority by the Performance Guarantor under this Section 11(a) of Tax or in respect of Taxes, the Performance Guarantor shall deliver to the Administrative Agent and the Purchasers if the same is available an original receipt, certified copy or other appropriate evidence issued by the Governmental Authority to whom the payment was made that the Tax has been duly remitted to the appropriate authority.  If the Administrative Agent or any Purchaser determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been paid additional amounts pursuant to this Section 11(a), such Person shall pay to the Performance Guarantor an amount equal to such refund (but only to the extent of additional amounts made under this Section 11(a) with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of such Person and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that nothing contained in this Undertaking shall interfere with the right of the Administrative Agent and each Purchaser to arrange its Tax affairs in whatever manner it thinks fit and, in particular, none of the Administrative Agent or any Purchaser shall be under any obligation to claim credit, relief, remission, repayment or other benefit from or against its corporate profits or similar Tax liability in respect of the amount of any deduction in priority to any other claims, reliefs, credits or deductions available to it, nor shall the Performance Guarantor be entitled to make any enquiries of the Administrative Agent or any Purchaser in relation to such Person’s Tax affairs.  The Administrative Agent and each Purchaser shall (if and to the extent that it is entitled to do so under applicable law) submit in duplicate to the Performance Guarantor prior to the date of the first payment by the Performance Guarantor to the Administrative Agent or such Purchaser, as applicable, duly completed and signed copies appropriate Internal Revenue Service forms claiming complete or partial exemption from withholding on all amounts (to which such withholding would otherwise apply) to be received by the Administrative Agent or such Purchaser, as applicable, including fees, from the Performance Guarantor pursuant to this Undertaking.  In addition and from time to time the Administrative Agent and each Purchaser shall (if and to the extent that it is entitled to do so under applicable law) submit to the Performance Guarantor such additional duly completed and signed copies of one or the other of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxation authorities) and any additional information as may be required under then current United States law, regulations or any income tax treaty to which the United States is a party to claim the inapplicability of, or exemption or partial exemption from, United States withholding (including backup withholding) taxes on payments in respect of all amounts (to which such withholding would otherwise apply) to be received by the Administrative Agent or such Purchaser including fees, from the Performance Guarantor pursuant to this Undertaking.  The Administrative Agent and each Purchaser agree that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Performance Guarantor in writing of its legal inability to do so.

(b)All stamp, documentary, registration or other like duties or Taxes (excluding Excluded Taxes and any Taxes that are the subject of Section 11(a)), including Taxes and any penalties, additions, fines, surcharges or interest relating thereto, or any notarial fees which are imposed or chargeable on or in connection with this Undertaking or any other document executed pursuant hereto shall be paid by the Performance Guarantor, it being understood and agreed that the Administrative Agent and each Purchaser shall be entitled but not obligated to pay any such duties or Taxes (whether or not they are its primary responsibility), and the Performance Guarantor shall on demand indemnify the Administrative Agent or such Purchaser, as applicable, against those duties or Taxes and against any reasonable costs and expenses so incurred by it in discharging them.  Without prejudice to the survival of any other provision hereof, the terms of this Section 11(b) shall survive the termination of this Undertaking and payment of all other amounts payable hereunder.

12.PATRIOT Act.  The Administrative Agent hereby notifies the Performance Guarantor that pursuant to the requirements of the USA PATRIOT Improvement and Reauthorization Act, Title III of Pub. L. 109-177 (signed into law March 9, 2009), as amended from time to time (the “PATRIOT Act”), it and each Purchaser is required to obtain, verify and record information that identifies the Performance Guarantor, which information includes the name and address of the Performance Guarantor and other information that will allow it and such

Purchaser to identify the Performance Guarantor in accordance with the PATRIOT Act. Promptly following any reasonable request therefor, the Performance Guarantor shall deliver to the Administrative Agent and each Purchaser all documentation and other information required by bank regulatory authorities requested by the Administrative Agent or any Purchaser for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Rule or other applicable anti-money laundering laws, rules and regulations.

13.Confidentiality and Notice Provisions.  The provisions set out in Section 13.4 (Notice, Addresses) and Section 13.19 (Confidentiality) of the Agreement shall be expressly and specifically incorporated into this Undertaking, as though they were set out in full in this Undertaking.  In the event of any conflict between the provisions of this Undertaking and Section 14.4 (Notice, Addresses) or Section 13.19 (Confidentiality) of the Agreement, the provisions of this Undertaking shall prevail.

14.All notices, requests and demands given or made under this Undertaking to the Performance Guarantor shall be given or made in writing and unless otherwise stated shall be made by email or letter using the address as specified below:

CACI International Inc.
1100 North Glebe Road

Arlington, VA 22201

Attn:        Thomas Mutryn

Email:      tmutryn@caci.com

15.Defined Terms.  Capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Agreement.

[Signature pages follow.]

A copy of this Undertaking shall be effective as an original as provided in the Agreement.

CACI INTERNATIONAL INC By/s/ Thomas A. Mutryn___________ Name: Thomas A. Mutryn Title: Executive Vice President, Chief Financial Officer and Treasurer

Signature Page to Performance Undertaking